Exhibit 21
Subsidiaries
of Teledyne Technologies Incorporated

	State/Jurisdiction	Fictitious Business Name(s) Used
Name of Subsidiary	of Incorporation	by Subsidiary
Aerosance, Inc.*	Delaware
Ensambles de Precision S.A. de C.V.	Mexico
Isco GmbH	Germany
Isco Holdings, Inc.	Nebraska
Ocean Design, Inc.*	Delaware
Ocean Design Europe, Ltd.**	United Kingdom
Ocean Design Ltda.**	Brazil
Reynolds Industries Limited	United Kingdom
Teledyne Advanced Pollution Instrumentation, Inc.	California
Teledyne & BAE Systems JV, LLC***	Delaware
Teledyne Benthos, Inc.	Massachusetts	Teledyne Taptone
Teledyne Brown CollaborX, Inc.	Colorado
Teledyne Brown Engineering, Inc.	Delaware	Teledyne Brown
Teledyne Brown Engineering
Teledyne Brown Netherlands, Inc.	Delaware
Teledyne Continental Motors, Inc.	Delaware
Teledyne Controls Simulation Limited	Canada
Teledyne Controls Wichita, Inc.	Delaware
Teledyne Cougar, Inc.	California
Teledyne Energy Systems, Inc.*	Delaware
Teledyne France	France	Teledyne RD Instruments Europe
Teledyne Germany GmbH	Germany	Teledyne Leeman Labs Germany
Teledyne Instruments, Inc.	Delaware	Geophysical Instruments
Teledyne Test Services
Test Services
Teledyne Investment, Inc.	Delaware
Teledyne Isco, Inc.	Nebraska	ISCO
Teledyne Licensing, LLC	Delaware
Teledyne Lighting and Display Products, Inc.	Nevada
Teledyne Limited	United Kingdom	Teledyne Reynolds; Teledyne Controls Flight Data Company
Teledyne Mattituck Services, Inc.	Delaware
Teledyne Monitor Labs, Inc.	Delaware
Teledyne RD Instruments, Inc.	Delaware
Teledyne RD Technologies (Shanghai) Co., Ltd.	China
Teledyne Reynolds, Inc.	California
Teledyne Reynolds International, Inc.	California
Teledyne RISI, Inc.	California
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Imaging Sensors
Teledyne Scientific Company
Teledyne Singapore Private Limited	Singapore
Teledyne Solutions, Inc.	Alabama
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies International Corp.	Delaware
Teledyne Tekmar Company	Ohio	Teledyne Analytical Services
Teledyne Instrument Services
Teledyne Leeman Labs
Teledyne Wireless, Inc.	Delaware	Teledyne KW Microwave
Teledyne MEC
Teledyne MEC Vacuum Electronics
Teledyne Microwave
Teledyne Vacuum Technologies

*	Majority owned.

**	A subsidiary of Ocean Design, Inc.

***	50% owned by Teledyne Solutions, Inc.